EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147042 on Form S-8 of our report dated May 17, 2011, relating to the financial statements and financial statement schedule of Canadian Solar Inc, and the effectiveness of Canadian Solar Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Canadian Solar Inc. for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
DELOITTE TOUCHE TOHMATSU CPA LTD.

Shanghai, China
May 17, 2011